Acknowledgement and Acceptance of Special Servicer

July 7, 2021

BY EMAIL

Wilmington Trust, National Association, as Trustee

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee CSAIL 2017-C8

Telecopy number: (302) 636-4140

Email: CMBSTrustee@wilmingtontrust.com

RE:	Acknowledgment and Acceptance of Special Servicer;

CSAIL 2017-C8 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2017-C8

Ladies and Gentlemen:

Reference is made to (i) that certain Pooling and Servicing Agreement (the “PSA”), dated as of June 1, 2017, by and among Credit Suisse Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee, and  Park Bridge Lender Services LLC, as Operating Advisor and as Asset Representations Reviewer, relating to the CSAIL 2017-C8 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2017-C8. (ii) that certain Amended and Restated Co-Lender Agreement (the “Amazon Urban Union Agreement”) dated April 18, 2017 by and between Natixis Real Estate Capital LLC (Note A-1 Holder), Natixis Real Estate Capital LLC (Note A-2 Holder) and Hangang US Real Estate Fund No. 1, Hangang US Real Estate Fund No, 1-1 and Hangang US Real Estate Fund No. 1-2 (Junior Noteholder), (iii) that certain Co-Lender Agreement (the “Alexandria Corporate Park Agreement”), dated June 29, 2017, between Benefits Street Partners CRE Finance LLC (Note A-1 Holder) and Benefit Street Partners CRE Finance LLC (Note A-2 Holder), (iv) that certain Co-Lender Agreement (the “Columbus Office Agreement”) dated June 29, 2017 between Benefits Street Partners CRE Finance LLC (Note A-1 Holder) and Benefit Street Partners CRE Finance LLC (Note A-2 Holder), (v) that certain Co-Lender Agreement (the “St. Luke’s Agreement”) dated June 29, 2017 between Benefits Street Partners CRE Finance LLC (Note A-1 Holder), Benefit Street Partners CRE Finance LLC (Note A-2 Holder), and Benefit Street Partners CRE Finance LLC (Note A-3 Holder), (vi) that certain Co-Lender Agreement (the “Marble Hall Garden Agreement”) dated June 13, 2017 between Natixis Real Estate Capital LLC (Initial Note A-1 Holder) and Natixis Real Estate Capital LLC (Initial Note A-2 Holder), (vii) that certain Amended and Restated Co-Lender Agreement (the “Apple Sunnyvale Agreement”) dated May 10, 2017 among Natixis Real Estate Capital LLC (Note A-1 Holder), Natixis Real Estate Capital LLC (Note A-2 Holder) and Koramco US Debt Strategy Private Real Estate Investment Trust No, 3 (Junior Noteholder), and (viii) that certain Co-Lender Agreement (the “Broadway Agreement,”) dated

1601 Washington Avenue • Suite 700 •  Miami Beach, Florida  33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

June 13, 2017 between Natixis Real Estate Capital LLC (Initial Note A-1 Holder) and Natixis Real Estate Capital LLC (Initial Note A-2 Holder). The Amazon Urban Union Agreement, the Alexandria Corporate Park Agreement, the Columbus Office Agreement, the St. Luke’s Agreement, the Marble Hall Garden Agreement, the Apple Sunnyvale Agreement and the Broadway Agreement are collectively referred to as the “Co-Lender Agreements. Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the PSA and the Co-Lender Agreements, respectively.

Pursuant to Sections 7.01(d) and 7.02 of the PSA and Sections 7 and 15 of the relevant Co-Lender Agreements, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as Special Servicer under, and as defined in, the PSA, except the undersigned shall not serve as Special Servicer for the 85 Broad Street Whole Loan. The effective date (the “Effective Date”) of the appointment of the undersigned as Special Servicer shall be the date hereof, except as to the Mortgage Loan identified on Schedule I attached hereto, as to which the Effective Date shall be as indicated on said Schedule I. The undersigned hereby assumes and agrees to perform punctually, as of the Effective Date, all of the responsibilities, duties and liabilities of the Special Servicer under the PSA and the Co-Lender Agreements that arise on and after the Effective Date except with regard to the 85 Broad Street Whole Loan. The undersigned hereby makes, as of the date hereof, the representations and warranties applicable to the Special Servicer set forth in Section 6.01(b) of the PSA mutatis mutandis with all references to “Agreement” in Section 6.01(b) of the PSA to include this Acknowledgement and Acceptance of Special Servicer in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: LNR Partners, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Florida.  The undersigned further represents and warrants that it is a Qualified Replacement Special Servicer.

LNR Partners, LLC’s address for notices pursuant to Section 13.05 of the PSA is as follows:

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather Bennet and Job Warshaw – CSAIL 2017-C8

Facsimile number (305) 695-5601

E-mail: LNR.CMBS.Notices@lnrproperty.com,

hbennet@starwood.com and jwarshaw@lnrpartners.com

Sincerely,

LNR PARTNERS, LLC

By: /s/ Job Warshaw

Name: Job Warshaw

Title:   President

Schedule I

1601 Washington Avenue • Suite 700 •  Miami Beach, Florida  33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Loan Number on PSA Mortgage Loan Schedule	Loan Name	Effective Date
15	Harmon Square SPE LLC/ Shoppes at Harmon Square

The earliest of (i) July 31, 2021, (ii) the date on which loan becomes a corrected mortgage loan and (iii) the date on which the Borrower re-defaults or another workout strategy or borrower consent request is pursued prior to the loan becoming a corrected mortgage loan

1601 Washington Avenue • Suite 700 •  Miami Beach, Florida  33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601